SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 29, 2003

                              GlobalNet Corporation
             (Exact name of registrant as specified in its charter)

      Nevada                           0 - 24962              75-2863583
      ------                           ---------              ----------
(State or other jurisdiction          (Commission            (I.R.S. Employer
of incorporation)                     File Number)          Identification No.)

                        2204 Timberloch Place, Suite 140
                           The Woodlands, Texas 77380
              (Address of principal executive offices and zip code)

                                  281-419-2416
              (Registrant's telephone number, including area code)

Item. 5. Other Events.

     On December 29, 2003, GlobalNet Corporation and The Titan Corporation settled an outstanding promissory note owing by GlobalNet to Titan in the original amount of $1,500,000. The balance of the original note, in the amount of $1,000,000, was due December 17, 2003. On December 29, 2003, the parties entered into a Settlement Agreement and Release of Claims replacing the original note with the Amended and Restated Convertible Note, (the "Amended Note").

     Under the terms of the Amended Note, GlobalNet owes Titan $1,250,000 payable $25,000 a week and the balance on March 31, 2004. The Amended Note is without interest. Titan may convert any or all of the Amended Note into GlobalNet common stock (commencing after a registration statement registering the resale of the common stock issuable upon conversion of the Amended Note is declared effective by the SEC (the "Effective Date")) at the then current market value of GlobalNet's common stock. The proceeds from the sale of the shares will reduce the amount of the Amended Note dollar for dollar. Growth Enterprise Fund, S.A. agreed to lock-up its shares of GlobalNet common stock that it owns or may acquire upon conversion of GlobalNet preferred stock commencing on the Effective Date and ending on March 31, 2004.

Item 7.     Exhibits.

Exhibit     Description

10.1 Settlement Agreement and Release of Claims by and among The Titan Corporation, GlobalNet Systems, Inc., GlobalNet Corporation and Growth Enterprise Fund, S.A. dated December 29, 2002
10.2 Amended and Restated Convertible Note issued to The Titan Corporation dated December 29, 2003
10.3 Registration Rights Agreement by and between The Titan Corporation and GlobalNet Corporation dated December 29, 2002
10.4 Lock-Up Agreement by and among The Titan Corporation, GlobalNet Corporation and Growth Enterprise Fund, S.A. dated December 29, 2002

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    GLOBALNET CORPORATION

                                                  By:    /s/ THOMAS SEIFERT
                                                         ------------------
                                                  Name:  Thomas Seifert
                                                  Title: Chief Financial Officer
Date: December 30, 2003